Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Immunome, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(4)
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(o)	—	—	$35,550	.00014760	$5.25
Fees Previously Paid	—	—	—	—	—	—	—	—
Carryforward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share	415(a)(6)	—		$199,964,450			S-3	333-259966	October 14, 2021	$18,536.70
	Total Offering Amounts					$200,000,000		$5.25
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$5.25

(1)	Consists of shares to be issued pursuant to that Sales Agreement, dated May 14, 2024, by and between the registrant and TD Securities (USA) LLC.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement on Form S-3ASR (Registration No. 333-277036).

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $199,964,450 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-259966), which was declared effective on October 14, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $18,540 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $18,536.70 is associated with the Unsold Securities. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated dollar amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and/or Rule 457(p) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) and Rule 457(p), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.